EXHIBIT 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF PLAINS ALL AMERICAN PIPELINE, L.P.

PURSUANT TO 18 U.S.C. 1350

I, Al Swanson, Chief Financial Officer of Plains All American Pipeline, L.P. (the “Company”), hereby certify that:

(i)                                     the accompanying report on Form 10-Q for the period ended March 31, 2014 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) by the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Al Swanson
Name: Al Swanson
Date: May 9, 2014